                                 EXHIBIT 99.14

                    FORM OF WRITTEN COMPENSATION AGREEMENT

         (OPTIONS GRANTED PURSUANT TO WRITTEN COMPENSATION AGREEMENTS)

                                                                   EXHIBIT 99.14

                            COMPENSATION AGREEMENT
                            ----------------------

          This Agreement is made as of the _______ day of ___________, 1999 by and between Genesys Telecommunications Laboratories, Inc., a California corporation (the "Corporation"), and _____________________ ("Optionee").

                              W I T N E S S E T H
                              -------------------

          WHEREAS, in consideration for services performed by Optionee, the Corporation granted Optionee a stock option on _________________, 1999, to purchase ___________ shares of the Corporation's Common Stock (the "Option") upon the terms and conditions set forth in the documentation evidencing such Option (the "Option Agreement").

          NOW, THEREFORE, in consideration of the above premises, the parties hereto agree as follows:

          1. The Corporation and Optionee acknowledge and agree that the Option is granted solely as compensation for services rendered the Corporation by Optionee and not for any capital-raising purposes or in connection with any capital-raising activities.

          2. The Option shall not be transferable or assignable except as permitted pursuant to the terms of the Option Agreement.

          3. This Agreement is intended to constitute a written compensation contract within the meaning of Rule 405 under the Securities Act of 1933, as amended.

          4. This Agreement is intended solely to memorialize the agreement and understanding which exists between Optionee and the Corporation concerning the grant of the Option. Nothing herein or in the documentation evidencing the Option is intended to provide Optionee with the right to remain in the Corporation's service for any specific period, and Optionee's services may be terminated at any time by the Corporation, for any reason, with or without cause.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

OPTIONEE                                GENESYS TELECOMMUNICATIONS
                                        LABORATORIES, INC.


____________________________________    By:   __________________________________
                                        Title:__________________________________